EXHIBIT 4.8

                             STOCK OPTION AGREEMENT
                            ZIONS UTAH BANCORPORATION

         NONSTATUTORY STOCK OPTION AGREEMENT, hereinafter referred to as the "Option" or the "Agreement", made on the 13th day of April, 1983, between ZIONS UTAH BANCORPORATION, a Utah Corporation, and W. DAVID HEMINGWAY, hereinafter referred to as the "Optionee".

         The Company hereby grants an option on 6,000 shares of Common Stock of the Company, no par value, to the Optionee at the price and in all respects subject to the terms, definitions and provisions of the Agreement.

         1.    Option Price.  The option price is $40.00 for each share.

         2. Exercise of Option. This Option shall be exercisable, in whole or in part, at any time and from time to time during the period commencing on October 14, 1992 and ending October 13, 1993 (hereinafter referred to as the "Exercise Period") in accordance with and subject to the terms of this Agreement as follows:

               (i)  Right to Exercise.  This Option shall be exercisable:
                    (a) during the term of the Exercise Period by the Optionee, provided that the Optionee has been in continuous employment with the Company from the date of grant of this Option (April 13, 1983) until the date of exercise;

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                    (b)  if the Optionee should become permanently
               and totally disabled, by the Optionee, within one year of the termination of employment due to such permanent and total disability; provided, however, that the Optionee has been in continuous employment with the Company from the date of the grant of this Option until the time of such termination; or
                    (c) if the Optionee should die while in the continuous employment with the Company, by the estate of the Optionee, within one year after the date of the Optionee's death; provided, however, that the Optionee has been in continuous employment with the Company from the date of grant of this Option until the date of death.
               Notwithstanding any of the foregoing instances, this Option shall not be exercisable nor binding upon the Company any later than October 13, 1993. For the purposes of the foregoing, "continuous employment with the Company" shall mean the absence of any interruption or termination of employment by the Company or any Parent or Subsidiary of the Company which not exists or hereafter acquires or is organized or acquired in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

               (ii) Method of Exercise. This Option shall be exercisable by a written notice which shall:
                    (a) state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person or persons in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);


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                    (b)  contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;
                    (c) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.
                    Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by certified or bank cashier's check, and shall be delivered with the notice of exercise. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.
               (iii)Restrictions on Exercise.
                    (a) This Option shall not be exercisable in whole or in part if at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to this Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the

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               granting of this Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.
                    (b) Any shares of Common Stock issued or transferred under any provision of this Agreement may be issued or transferred subject to such conditions, in addition to those specifically provided in this Agreement, as the Board of Directors or Company may impose. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take action in order to cause the exercise of this Option.
                    (c) If a registration statement under the Securities Act of
               1933 with respect to the shares issuable upon exercise of this Option is not in effect at the time of exercise, as a condition of the issuance of the shares of the person exercising this Option shall give the Secretary of the Company a written statement, satisfactory in form and substance to the Company, that he is acquiring the shares for his own account for investment and not with a view to their distribution. The Company may place upon any stock certificate for shares issuable upon exercise of this Option the following legend or such other legend as the Company may prescribe to prevent disposition of the shares in violation of the Securities Act of 1933 or other applicable law:


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                           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ('ACT') AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR ZIONS UTAH BANCORPORATION THAT REGISTRATION IS NOT REQUIRED."

         3. Rights of Ownership. The Optionee or his transfers shall have no rights as a shareholder with respect to any shares covered by this option until the date the stock certificate is issued evidencing ownership of the shares. Except as otherwise provided in this Agreement, no adjustments shall be made for dividends (ordinary or extraordinary), whether in cash, securities or other property, or distributions or other rights, for which the record date is prior to the date such stock certificate is issued.

         4. Rights with Respect to Continuance of Employment. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries nor limit in any way the right of the Company to terminate his employment at any time, with or without cause.


         5. Nontransferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.


         6. Stock subject to the Option. The Company shall set aside six thousand (6,000) shares of the Common Stock. If the Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions.

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         7.    Adjustments upon Changes in Capitalization. The number of
shares of stock and the price to be paid therefor shall be subject to adjustment as follows:
               (i) In the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason or merger, consolidation, recapitalization, reclassification, split-up, combination or shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Subparagraph
               (c) below, there shall be substituted for or added to each share of Common Stock subject to this Option the number and kind of shares of the Common Stock of the Company shall be so changed or for which each such share shall be entitled, as the case may be. This Option shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.
               (ii) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Company, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in this Option, then such adjustment shall be made in accordance with such determination.

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               (iii)A dissolution or liquidation of the Company shall cause this
               Option to terminate on the date of such dissolution or liquidation of the Company.
               (iv)Fractional shares resulting from any adjustment in this Option pursuant to this Paragraph 7 shall not be issued upon exercise of this Option, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.
               (v) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Company to the Optionee.
               (vi)The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         8. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its principal office, now at 1190 Gateway Tower East building, Salt Lake City, Utah 84133, attention of the secretary. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address as maintained in the personnel records of the Company. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

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         (9)   Benefits of Agreement. This Agreement shall inure to the
benefit of and be binding upon each successor of the Company. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be binding upon the Optionee's heirs, legal representatives, and successors. This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives, or successors, may have in respect to this Option, whether to himself or to any other person.

         (10) Resolution of Disputes. Any dispute or disagreement which should arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement will be determined by the Board of Directors of the Company. Any determination made hereunder shall be final, binding and conclusive for all purposes.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.


                                                     ZIONS UTAH BANCORPORATION


                                                    By:/S/ Harris H. Simmons
                                                       -------------------------
                                                               Harris H. Simmons

                                                       /S/ W. David Hemingway
                                                       -------------------------
                                                              W. David Hemingway

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